Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2020 Results

Pandemic causes short-term disruption but highlights the strategic importance and long-term growth potential of DSP Group's audio, voice, and connectivity technologies.

San Jose, Calif., November 2, 2020 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the third quarter ended September 30, 2020.

Third Quarter Financial Highlights (and Comparison to Third Quarter of 2019):

●	Total revenues of $26.0 million, a 16% decrease:

o	Revenues from IoAT (Internet of Audio Things) businesses of $13.5 million, a decrease of 28%. IoAT businesses accounted for 52% of total revenues in the quarter.

o	Unified Communications segment revenues of $2.6 million, a decrease of 74%.

o	SmartVoice segment revenues of $7.2 million, an increase of 45%.

o	SmartHome segment revenues of $3.7 million, a decrease of 3%.

o	Cordless revenues of $12.5 million, an increase of 2%.

●	GAAP and non-GAAP gross margin of 50.8% and 51.6%, respectively, a 0 and 40 basis point increase, respectively.

●

GAAP loss per share of $0.08 and non-GAAP diluted earnings per share of $0.05, compared to GAAP diluted earnings per share of $0.02 and non-GAAP diluted earnings per share of $0.10 for the third quarter of 2019.

●

GAAP operating loss of $2.3 million and non-GAAP operating income of $1.0 million, compared to GAAP operating loss of $0.3 million and non-GAAP operating income of $1.7 million for the third quarter of 2019.

●	GAAP net loss of $1.9 million and non-GAAP net income of $1.3 million, compared to GAAP net income of $0.5 million and non-GAAP net income of $2.5 million for the third quarter of 2019.

●	Used $2.9 million of cash for operations, compared to $0.2 million of cash generated from operations in the third quarter of 2019.

●	Used $13.9 million of net cash for the acquisition of SoundChip S.A., closed early July 2020.

●	Cash, deposits and marketable securities of approximately $120.1 million as of September 30, 2020.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “Our third quarter results reflect short-term disruptions to our business brought about by the pandemic, while highlighting the strategic importance and long-term growth potential of DSP Group's audio, voice, and connectivity technologies. We ended the quarter with revenues of $26.0 million, meeting the mid-point of our guidance range. Nevertheless, we are disappointed by our top-line results, which were negatively impacted by an expected yet acute decline in our Unified Communications revenues. We view this weakness as temporary and expect demand to recover as businesses shift to hybrid working models combining on-premise and remote work. Moreover, we successfully delivered record non-GAAP gross margins and reported record-high quarterly revenues in our SmartVoice business. The latter further underscores the positive impact of voice-centric market trends. In particular, our business is directly benefitting from increased adoption of voice user interfaces, a surge in voice call traffic, and demand for intuitive, seamless, and reliable collaboration tools.”

Mr. Elyakim continued, “Looking ahead to the fourth quarter of 2020, we are optimistic about the business momentum and our outlook. While industry-wide supply chain constraints are placing certain limitations on our product deliveries, we are experiencing improving end market demand across our different businesses, and we expect our fourth quarter revenues to grow both sequentially and year over year. We are excited about the momentum of our business as our products and technologies play a pivotal role in accelerating voice-centric market trends. We believe that our leadership in voice AI, IoT and hearables, following the acquisition and successful integration of SoundChip, brings a more diversified product offering and positions us well for sustainable long-term growth.”

Third Quarter Business Highlights:

●

Continued to grow and strengthen our SmartVoice franchise with design wins and product launches for voice user interfaces (VUIs) with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market:

o	Shipped the 100 millionth SmartVoice SoC, a milestone event that demonstrates the importance of voice as a user interface in applications ranging from mobile computing to entertainment and IoT.
o	GoPro launched its new Hero9 with our SmartVoice technology integrated for always on voice.
o	Lenovo and a leading mobile OEM launched a number of new tablet products with our SmartVoice solutions supporting multiple simultaneous wake word detection.

●

Grew and diversified our SmartHome ecosystem with leading global IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor IoT, including superior range, interference-free spectrum and native support for two-way voice:

o	ADT launched Blue by ADT, a line of sensors and hub targeting the DIY security market based on our ULE and SmartVoice solutions.
o	Deutsche Telekom launched its Speedport Pro Plus, a premium router for Wi-Fi 6 networks integrating our DECT/ULE SoC.
o	Joined the Project Connected Home over IP (CHIP) initiative.

●	Solidified our leadership position and expanded our market share in the Unified Communications market, as demonstrated by the following business wins:

o	A Tier-1 OEM launched its top-of-the-line IP phone based on our DVF101 chipset for enhanced communications capabilities.
o	Yealink launched the W59R professional DECT handset, the first product to integrate the new and advanced LC3Plus audio codec, based on our chipset.
o	Panasonic launched the KX-TGP700, the first 16-line/16-handset single-cell DECT solution based on our DCX and DVF SoCs.

Third Quarter GAAP Results:

Revenues for the third quarter of 2020 were $26.0 million, a decrease of 16% from revenues of $31 million for the third quarter of 2019. Net loss and loss per share for the third quarter of 2020 were $1.9 million and $0.08, respectively. Net earnings and diluted earnings per share for the third quarter of 2019 were $0.5 million and $0.02, respectively.

Third Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the third quarter of 2020 were $1.3 million and $0.05, respectively, as compared to non-GAAP net income and diluted earnings per share of $2.5 million and $0.10, respectively, for the third quarter of 2019. Non-GAAP net income and diluted earnings per share for the third quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $2.4 million, non-cash expenses from exchange rate differences resulting from the new lease accounting standard (ASC 842) in the amount of $0.1 million, transaction expenses related to the acquisition of SoundChip in amount of $0.25 million and amortization of employees retention expenses related to the acquisition of SoundChip in amount of $0.25 million and income resulting from changes in deferred taxes in the amount of $0.2 million related to intangible assets acquired in current and previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the third quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.9 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.2 million, and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Earnings Conference Call Details

DSP Group will discuss its third quarter financial results, along with its outlook and guidance for the fourth quarter of 2020, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +1 877 870 9135 (domestic US) or +44 (0) 2071 928338 (international) approximately 10 minutes prior to the starting time. The password is 4187784.

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/hvdbb6wy

A replay of the conference call will be available for a week following the call. To listen to the session, please dial 1 (917) 677-7532, domestically, or +44 (0) 3333009785, internationally, and enter the company access code: 4187784#

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings (loss) per share presented in this press release is useful to investors in comparing results for the third quarter and ended September 30, 2020 and 2019 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation and amortization of employees’ retention expenses related to the acquisition are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about: (i) the strategic importance and long-term growth potential of the company’s audio, voice and connectivity technologies, (ii) decline in Unified Communications revenues being temporary and the company’s expectation that demand will recover as businesses shift to hybrid working models, (iii) positive impact of voice-centric market trends to the company’s business, which is directly benefitting from increased adoption of voice user interface, a surge in voice call traffic and demand for intuitive, seamless, and reliable collaboration tools, (iv) the company’s optimism about the business outlook which is characterized by improved end market demand across its different businesses, (v) the expectation of industry-wide supply chain constraints placing certain limitations on the company’s product deliveries, (vi) the company’s expectation that its fourth quarter revenues to grow both sequentially and year over year, (vii) the company’s products and technologies play a pivotal role in accelerating voice-centric market trends, and (viii) the company’s leadership in voice AI, IoT and hearables, following the SoundChip acquisition, brings a more diversified product offering and positions the company well for sustainable long-term growth. The results from these statements may not actually arise as a result of various factors, including the scope and duration of the pandemic; the extent and length of the remote work environment and other restrictions associated with the pandemic and the impact on the demand for consumer electronics, SmartVoice and unified communications products and the global economy; market penetration of DSP Group’s Unified Communications, ULE, VUI, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments; supply chain constraints; the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2019, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Contact:

Shiri Weiss Ovadia , IR & Communications , Shiri.Weiss@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$26,020	$31,042	$82,595	$88,352
Cost of revenues	12,814	15,262	40,747	43,697

Gross profit	13,206	15,780	41,848	44,655
Operating expenses:
Research and development, net	8,122	9,244	26,931	26,725
Sales and marketing	4,117	4,311	13,563	13,180
General and administrative	2,864	2,388	7,839	7,617
Amortization of intangible assets	427	104	636	312

Total operating expenses	15,530	16,047	48,969	47,834

Operating loss	(2,324)	(267)	(7,121)	(3,179)

Financial income, net	343	416	1,535	1,129

Income (loss) before taxes on income	(1,981)	149	(5,586)	(2,050)
Income tax benefit	(90)	(335)	(152)	(947)

Net Income (loss)	$(1,891)	$484	$(5,434)	$(1,103)
Net earnings (loss) per share:
Basic	$(0.08)	$0.02	$(0.23)	$(0.05)
Diluted	$(0.08)	$0.02	$(0.23)	$(0.05)
Weighted average number of shares used in per share computations of earnings (loss) per share:
Basic	23,562	22,957	23,399	22,752
Diluted	23,562	23,940	23,399	22,752

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

    (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$(1,891)	$484	$(5,434)	$(1,103)
Equity-based compensation expense included in cost of revenues	142	109	391	346
Equity-based compensation expense included in research and development, net	946	677	2,523	2,202
Equity-based compensation expense included in sales and marketing	646	442	1,821	1,318
Equity-based compensation expense included in general and administrative	699	645	1,811	1,972
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in cost of revenues	67	-	67	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in sales and marketing	149	-	149	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in research and development, net	34	-	34	-
Transaction expenses related to the acquisition of SoundChip	249	-	249	-
Amortization of intangible assets	427	104	636	312
Non-cash expenses (income) from exchange rates differences resulting from lease accounting standard (ASC 842)	90	210	(71)	723
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(232)	(135)	(249)	(322)
Non-GAAP net income	$1,326	$2,536	$1,927	$5,448

Weighted-average number of common stock used in computation of GAAP diluted net earnings (loss) per share (in thousands)	23,562	23,940	23,399	22,752

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,565	438	1,616	1,445

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	25,127	24,378	25,015	24,197

GAAP diluted net earnings (loss) per share	$(0.08)	$0.02	$(0.23)	$(0.05)
Equity-based compensation expense	0.09	0.07	0.27	0.25
Amortization of intangible assets	0.02	0.01	0.03	0.01
Transaction expenses related to the acquisition of SoundChip	0.01	-	0.01	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip	0.01	-	0.01	-
Non-cash expenses from Exchange rates differences resulting from lease accounting standard (ASC 842)	0.01	0.01	-	0.03
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP diluted net earnings per share	$0.05	$0.10	$0.08	$0.23

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$16,648	$28,737
Restricted deposits	517	518
Marketable securities and short-term deposits	47,415	39,141
Trade receivables, net	11,602	15,382
Inventories	8,190	7,464
Other accounts receivable and prepaid expenses	5,086	3,551
Total current assets	89,458	94,793

Property and equipment, net	6,735	6,805

Long term marketable securities and deposits	55,555	62,884
Severance pay fund	15,743	15,800
Operating leases– right of use assets	11,268	11,655
Deferred income taxes	6,963	6,377
Intangible assets, net	21,030	6,904
Long term prepaid expenses and lease deposits	2,130	707
Total long-term assets	112,689	104,327

Total assets	$208,882	$205,925

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$7,842	$8,511
Operating lease liability	2,651	2,569
Other current liabilities	14,072	14,159
Total current liabilities	24,565	25,239

Accrued severance pay	16,110	16,074
Operating lease liability	9,888	10,436
Accrued pensions	1,021	963
Deferred income taxes	1,138	119
Other long-term liabilities	1,945	-
Total long-term liabilities	30,102	27,592

Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	393,168	386,534
Accumulated other comprehensive loss	(688)	(889)
Less – Cost of treasury stock	(109,670)	(113,862)
Accumulated deficit	(128,619)	(118,712)
Total stockholders’ equity	154,215	153,094
Total liabilities and stockholders’ equity	$208,882	$205,925